UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2017
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Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   717-763-7064
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Harsco Corporation (the “Company”), on April 25, 2017, the Company’s stockholders approved Amendment No. 1 to the 2013 Equity and Incentive Compensation Plan (“Amendment No. 1”), which was approved by the Company’s Board of Directors on February 16, 2017. Amendment No. 1 is an amendment to the Company’s 2013 Equity and Incentive Compensation Plan (the “2013 Plan”).

Amendment No. 1 modifies the 2013 Plan to: (1) increase the number of shares available for new awards under the 2013 Plan from 6,800,000 shares to a total of 7,800,000 available shares; (2) increase the number of shares that may be issued or transferred by the Company in connection with awards other than options or appreciation rights from 3,400,000 shares to 4,621,000 shares; and (3) increase the number of shares that may be issued or transferred upon the exercise of incentive stock options from 6,800,000 shares to 7,800,000 shares. The outstanding awards under the 2013 Plan continue to remain outstanding in accordance with their terms.

The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 25, 2017, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders elected all eight of the Board of Director nominees to serve as Directors until the 2018 Annual Meeting of Stockholders and ratified the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2017. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The Company’s stockholders approved the recommendation for an every one year frequency for future advisory votes on named executive compensation. The Company’s stockholders also approved the Amendment No. 1 to the 2013 Equity and Incentive Compensation Plan (the "2013 Plan").

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was March 1, 2017. At the close of business on that date, the Company had 80,182,217 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting. At the Annual Meeting, 70,389,318 shares, or approximately 87.79% of the outstanding shares of common stock, were represented in person or by proxy. Those shares were voted as follows:

1.	The following individuals were nominated in 2017 to serve as Directors until the 2018 Annual Meeting of Stockholders. All nominees were elected. The results of the vote were as follows:

Name	Votes For	Votes Against	Broker Non-Votes
J.F. Earl	59,841,800	2,993,530	7,241,061
K.G. Eddy	58,980,528	3,806,674	7,241,061
D.C. Everitt	57,242,896	5,500,300	7,241,061
S.E. Graham	61,810,654	1,024,032	7,241,061
F.N. Grasberger	61,778,246	994,440	7,241,061
T.D. Growcock	59,753,106	2,989,837	7,241,061
E. La Roche	59,850,405	3,000,837	7,241,061
P.C. Widman	59,801,740	2,963,227	7,241,061

2.
The appointment of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2017, was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
68,000,713	2,027,818	360,787

3.	The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,368,289	3,339,762	440,206	7,241,061

4.
The Company’s stockholders indicated their preference, in an advisory vote, that the advisory vote on the compensation of the Company’s named executive officers be held once every calendar year. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,948,153	11,740,611	459,493	7,241,061

5.	The Company’s stockholders approved the Amendment No. 1 to the 2013 Plan. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,263,179	7,347,124	537,954	7,241,061

In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on named executive officer compensation until the next vote on the frequency of such advisory votes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Form 8-K:

Exhibit No.	Description

10.1        Amendment No. 1 to the 2013 Equity and Incentive Compensation Plan.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date:	May 1, 2017	By:	/s/ Russell Hochman
Russell Hochman
Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary